Exhibit 10.3

Varilease Finance, Inc.

6340 South 3000 East, Suite 400

Salt Lake City, UT 84121

www.varilease.com

tel 801.733.8100

fax 801.733.8900

AMENDMENT NO. 1

TO

SCHEDULE NO. 01

Reference is made to Schedule No. 01 dated April 17, 2013 (the “Schedule”) incorporating by reference Master Lease Agreement dated April 17, 2013 between VARILEASE FINANCE, INC. (the “Lessor”) and GAS NATURAL INC. (the “Lessee”) (the “Master Agreement”). The Schedule and Master Agreement shall hereinafter be referred to collectively as the “Lease”. All capitalized terms used herein but not defined herein shall have the same meanings ascribed to them in the Lease.

The Schedule is hereby amended effective the date hereof by deleting Sections 3, 4, 5, 6, 7 and 8 in their entirety and replacing them with the following:

3. Total Equipment Cost: $4,000,000.00

4. Base Term: 36 Months

5. Base Monthly Rental: $106,000.00 (plus applicable sales/use tax)

6. Deposit: $106,000.00 ($21,738.69 of which is satisfied by check number 03774 dated March 19, 2013) applied to the last Base Monthly Rental (plus applicable sales/use tax). Lessee shall pay the last Base Monthly Rental in advance upon the execution of this Schedule. Lessee acknowledges and agrees that, notwithstanding anything to the contrary herein, this payment is non-refundable to Lessee under any circumstances, including, without limitation, any termination of this Lease for any reason prior to the end of its scheduled term. This payment shall be deemed earned by Lessor, and upon receipt by Lessor, shall immediately be applied to satisfy Lessee’s obligation to make the last Base Monthly Rental.

7. Base Lease Rate Factor: 0.0265

8. Floating Lease Rate Factor: The Base Lease Rate Factor shown in Section 7, which is used to calculate the Base Monthly Rental, shall increase 0.00008775 for every five (5) basis point increase in 36-month U.S. Treasury Notes, until all Items of Equipment have been installed, at which point the date set forth on the Installation Certificate of the Lease shall have occurred. The 36-month U.S. Treasury Note yield used as the basis for the derivation of the Base Lease Rate Factor contained herein is 0.72%.

The Schedule is also hereby amended effective the date hereof by deleting subsection (b) of Section 10 in its entirety.

All other terms and conditions of the Schedule shall remain in full force and effect without change.

Dated: April 23, 2014.

LESSOR: VARILEASE FINANCE, INC.		LESSEE: GAS NATURAL INC.

By:	/s/ Kristy Phillips	By:	/s/ Colin K.Russ
Name:	Kristy Phillips	Name:	Colin K.Russ
Title:	Vice President	Title:	Chief Information Officer